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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement Nos. 033-60809 and 333-61379 on Form S-3 and Registration Statement Nos. 033-61073, 033-61075, 333-27967 and 333-42648 on Form S-8 of Commercial Metals Company of our report dated October 13, 2000, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 2000.

Dallas, Texas
November 20, 2000




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